UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12
EASTGROUP PROPERTIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)
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300 One Jackson Place
188 East Capitol Street
Jackson, Mississippi 39201
April 28, 2006
Dear Stockholder:
      You are cordially invited to the 2006 Annual Meeting of Stockholders of EastGroup Properties, Inc. (the “Company”), to be held on May 31, 2006 at 9:00 a.m., Jackson time, at the Company’s offices, 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi.
      Information about the Annual Meeting is included in the Notice of Annual Meeting of Stockholders and Proxy Statement which follow.
      It is important that your shares of Common Stock be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, I urge you to give your immediate attention to voting. Please review the enclosed materials, sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

Very truly yours,

/s/ Leland R. Speed
Leland R. Speed
Chairman of the Board of Directors

300 One Jackson Place
188 East Capitol Street
Jackson, Mississippi 39201
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 31, 2006
To the Stockholders:
      The 2006 Annual Meeting of Stockholders of EastGroup Properties, Inc. (the “Company”) will be held at the Company’s offices, 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi, on Wednesday, May 31, 2006 at 9:00 a.m., Jackson time, for the following purposes:

1.	To elect eight directors of the Company; and

2.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
      Only stockholders of record at the close of business on April 13, 2006 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.
      The prompt return of your proxy will avoid delay and save the expense involved in further communication. The proxy may be revoked by you at any time prior to its exercise, and the giving of your proxy will not affect your right to vote in person if you wish to attend the Annual Meeting.

By Order of the Board of Directors

/s/ N. Keith McKey
N. Keith McKey
Executive Vice President, Chief Financial Officer,
Treasurer and Secretary
DATED: April 28, 2006
      THIS IS AN IMPORTANT MEETING. STOCKHOLDERS ARE URGED TO VOTE BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE 2006 ANNUAL MEETING	1

Why did I receive this proxy?	1

Who is entitled to vote?	1

How many votes do I have?	1

What does it mean if I receive more than one proxy card?	1

How do I vote?	1

How do I vote my shares that are held by my broker?	1

What am I voting on?	2

Will there be any other items of business on the agenda?	2

How many votes are required to act on the proposals?	2

How are votes counted?	2

What happens if I return my proxy card without voting on all proposals?	2

Will anyone contact me regarding this vote?	2

Who has paid for this proxy solicitation?	3

When was this proxy statement mailed?	3

How can I obtain a copy of this year’s Annual Report on Form 10-K?	3

Can I find additional information on the Company’s website?	3

PROPOSAL ONE: ELECTION OF DIRECTORS	3

Nominees for Election as Directors	4

Independent Directors	4

BOARD COMMITTEES AND MEETINGS	5

Audit Committee	5

Compensation Committee	5

Nominating and Corporate Governance Committee	5

Board Attendance at Meetings	6

Stockholder Communication With the Board	6

Report of the Audit Committee	6

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS	7

Report of the Compensation Committee	7

Executive Officers	10

Executive Compensation	11

Year-End Restricted Stock Holdings	12

Option Grants	13

Option Exercises and Year-End Values	13

Change in Control Agreements	13

Compensation of Directors	14

Compensation Committee Interlocks	14

Performance Graph	15

Equity Compensation Plan Information	16

OWNERSHIP OF COMPANY STOCK	17

Security Ownership of Certain Beneficial Owners	17

Security Ownership of Management and Directors	18

Ownership Guidelines for Directors and Officers	19

Section 16(a) Beneficial Ownership Reporting Compliance	19

OTHER MATTERS	19

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	19

STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS	20

Proposals for the Company’s Proxy Material	20

Proposals to be Introduced at the Annual Meeting but not Intended to be Included in the Company’s Proxy Material	20

PROXY STATEMENT
QUESTIONS AND ANSWERS
ABOUT THE 2006 ANNUAL MEETING
Why did I receive this proxy?
      The Board of Directors of EastGroup Properties, Inc. (the “Company”) is soliciting proxies to be voted at the Annual Meeting of Stockholders. The Annual Meeting will be held Wednesday, May 31, 2006, at 9:00 a.m., Jackson time, at the Company’s offices, 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi. This proxy statement summarizes the information you need to know to vote by proxy or in person at the Annual Meeting. You do not need to attend the Annual Meeting in person in order to vote.
Who is entitled to vote?
      All stockholders of record as of the close of business on Thursday, April 13, 2006 (the “Record Date”) are entitled to vote at the Annual Meeting. As of the Record Date, 22,171,793 shares of Common Stock were issued and outstanding.
How many votes do I have?
      Each share of Common Stock outstanding on the Record Date is entitled to one vote on each item submitted to you for consideration.
What does it mean if I receive more than one proxy card?
      It means that you have multiple accounts at the transfer agent or with stockbrokers. Please complete and return all proxy cards to ensure that all your shares are voted.
How do I vote?

•	By Mail: Vote, sign, date your card and mail it in the postage-paid envelope

•	In Person: At the Annual Meeting
How do I vote my shares that are held by my broker?
      If you have shares held by a broker, you may instruct your broker to vote your shares by following the instructions that the broker provides to you.

What am I voting on?
      You will be voting on Proposal One regarding the election of eight Directors of the Company.
Will there be any other items of business on the agenda?
      Pursuant to the Company’s Bylaws and SEC rules, stockholder proposals must have been received by April 4, 2006 to be considered at the Annual Meeting. To date, we have received no stockholder proposals and we do not expect any other items of business. Nonetheless, in case there is an unforeseen need, your proxy gives discretionary authority to David H. Hoster II and N. Keith McKey with respect to any other matters that might be brought before the Annual Meeting. Those persons intend to vote that proxy in accordance with their best judgment.
How many votes are required to act on the proposals?
      The holder of each outstanding share of Common Stock is entitled to one vote for each share of Common Stock on each matter submitted to a vote at a meeting of stockholders.
      Pursuant to the Company’s Bylaws, directors will be elected by a plurality of all the votes cast at the Annual Meeting with each share being voted for as many individuals as there are directors to be elected and for whose election the share is entitled to vote.
How are votes counted?
      The Annual Meeting will be held if a quorum is represented in person or by proxy. A quorum consists of a majority of our outstanding common shares entitled to vote. If you return a signed proxy card, your shares will be counted for the purpose of determining whether there is a quorum. We will treat failures to vote, referred to as abstentions, as shares present and entitled to vote for quorum purposes. However, abstentions will not be counted as votes cast on a proposal and have no effect on the result of the vote on such proposal. A withheld vote is the same as an abstention.
      Broker non-votes occur when proxies submitted by a broker, bank or other nominee holding shares in “street name” do not indicate a vote for a proposal because they do not have discretionary voting authority and have not received instructions as to how to vote on the proposal. We will treat broker non-votes as shares that are present and entitled to vote for quorum purposes. However, broker non-votes will not be counted as votes cast on a proposal and will have no effect on the result of the vote on the proposal.
What happens if I return my proxy card without voting on all proposals?
      When the proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with your directions. If the signed card is returned with no direction on a proposal, the proxy will be voted in favor of (FOR) Proposal One.
Will anyone contact me regarding this vote?
      The Company has retained InvestorCom, Inc. to assist with the solicitation of proxies and will pay InvestorCom, Inc. a fee of $3,500 plus reimbursement of out-of-pocket expenses for its services. Such solicitations may be made by mail, telephone, facsimile, e-mail or personal interviews.

Who has paid for this proxy solicitation?
      The Company has paid the entire expense of this proxy statement and any additional materials furnished to stockholders.
When was this proxy statement mailed?
      This proxy statement and the enclosed proxy card were mailed to stockholders beginning on or about April 28, 2006.
How can I obtain a copy of this year’s Annual Report on Form 10-K?
      A copy of the Company’s 2005 Annual Report to Stockholders, including financial statements for the fiscal year ended December 31, 2005, accompanies this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation material. A copy of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) may be obtained free of charge by writing to EastGroup Properties, Inc., 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi 39201, Attention: Investor Relations or by accessing the “Reports” section of the Company’s website at www.eastgroup.net.
Can I find additional information on the Company’s website?
      Yes. Our website is located at www.eastgroup.net. Although the information contained on our website is not part of this proxy statement, you can view additional information on the website, such as our code of conduct, corporate governance guidelines, charters of board committees and reports that we file with the SEC. A copy of our code of conduct, corporate governance guidelines and each of the charters of our board committees may be obtained free of charge by writing to EastGroup Properties, Inc., 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi 39201, Attention: Investor Relations.
PROPOSAL ONE: ELECTION OF DIRECTORS
      In accordance with the Bylaws of the Company, the Board of Directors has by resolution fixed the number of directors to be elected at the Annual Meeting at eight. Our Board of Directors currently consists of D. Pike Aloian, H.C. Bailey, Jr., Hayden C. Eaves III, Fredric H. Gould, David H. Hoster II, Mary E. McCormick, David M. Osnos, and Leland R. Speed. The terms of office of each of our directors expire at the Annual Meeting. Based on the recommendation of our Nominating and Corporate Governance Committee, each incumbent director has been nominated for election at the Annual Meeting as directors for one-year terms, to hold office until the 2007 Annual Meeting and until their successors are elected and qualified.
      No security holder that held a beneficial ownership interest in the Company’s Common Stock of 5% or more for at least one year recommended any candidates to serve on the Board of Directors.
      If, at the time of the Annual Meeting, any nominee is unable or declines to serve, the discretionary authority provided in the proxy may be exercised to vote for a substitute or substitutes. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.
      Pursuant to the Company’s Bylaws, directors will be elected by a plurality of all the votes cast at the Annual Meeting with each share being voted for as many individuals as there are directors to be elected and for whose election the share is entitled to vote. For purposes of the election of directors, abstentions will not be counted as votes cast and will have no effect on the result of the vote.

      The Board of Directors unanimously recommends that shareholders vote “FOR” the election of each of the nominees.
Nominees for Election as Directors
      The following provides certain information regarding the nominees for election to the Company’s Board of Directors. Each individual’s name, position with the Company and principal occupation and business experience for the past five years is provided and, unless otherwise stated, each nominee has held the position indicated for at least the past five years.
      D. Pike Aloian, Age 51 — Mr. Aloian is a Managing Director of Rothschild Realty Inc. (real estate advisory and investment management services). He has served as a Director of the Company since 1999. Mr. Aloian also serves on the board of directors of Brandywine Realty Trust.
      H.C. Bailey, Jr., Age 66 — Mr. Bailey is Chairman and President of H.C. Bailey Company (real estate development and investment). He has served as a Director of the Company since 1980.
      Hayden C. Eaves III, Age 60 — Mr. Eaves is President of Hayden Holdings, Inc. (real estate investment) and Managing Director of Investment Development Services, Inc. (real estate services and investments). He has served as a Director of the Company since 2002.
      Fredric H. Gould, Age 70 — Mr. Gould is the Chairman of the General Partner of Gould Investors, L.P., Chairman of BRT Realty Trust and Chairman of One Liberty Properties, Inc. He has served as a Director of the Company since 1998.
      David H. Hoster II, Age 60 — Mr. Hoster is the Chief Executive Officer of the Company and has served in that capacity since 1997. He has served as President of the Company and as a Director since 1993.
      Mary E. McCormick, Age 48 — Ms. McCormick has served as a director since June 2005. Ms. McCormick served the Ohio Public Employees Retirement System from 1989 through her retirement in 2005, most recently directing real estate investments and overseeing an internally managed REIT portfolio. Ms. McCormick has held a number of leadership positions on a variety of national and regional real estate associations. Ms. McCormick also serves on the board of directors of Mid-America Apartment Communities, Inc.
      David M. Osnos, Age 74 — Mr. Osnos is Of Counsel to (and, until December 31, 2002, partner in) the law firm of Arent Fox PLLC. He has served as a Director of the Company since 1993. Mr. Osnos also serves on the board of directors of VSE Corporation and Washington Real Estate Investment Trust.
      Leland R. Speed, Age 73 — Mr. Speed has served as the Chairman of the Board of the Company since 1983 and a Director since 1978. He is also Chairman of the Board of Parkway Properties, Inc. He served as Chief Executive Officer of the Company and Parkway Properties, Inc. until 1997. Mr. Speed is not involved in the operation of the business of either company on a day-to-day basis. Since January 2004, Mr. Speed has served as the Executive Director of the Mississippi Development Authority, the State of Mississippi’s lead economic development agency.
Independent Directors
      Under the New York Stock Exchange (“NYSE”) listing standards, at least a majority of the Company’s Directors and all of the members of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee must meet the test of “independence” as defined by the NYSE. The NYSE standards provide that, to qualify as an “independent” director, in addition to satisfying certain bright-line criteria, the board of directors must affirmatively determine that a director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board of Directors has determined that each current director, other than Mr. Speed, the Company’s Chairman, and Mr. Hoster, the Company’s President and Chief Executive Officer, satisfies the bright-line criteria and that none has a relationship with the Company that would interfere with such person’s ability to exercise independent judgment as a member of the Company’s Board.
BOARD COMMITTEES AND MEETINGS
      The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each member of each of these committees is “independent” as that term is defined in the NYSE listing standards. The Board has adopted a written charter for each of these committees, which is available on our web site at www.eastgroup.net.
Audit Committee
      The Audit Committee of the Company’s Board of Directors consists of Messrs. Aloian and Osnos and Ms. McCormick. The Audit Committee met 13 times during the Company’s 2005 fiscal year. The Audit Committee oversees the financial reporting of the Company, including the audit by the Company’s independent registered public accounting firm. Mr. Aloian and Ms. McCormick have been designated as the Company’s “Audit Committee financial experts” in accordance with the SEC rules and regulations, and the Board has determined that they have accounting and related financial management expertise within the meaning of the listing standards of the New York Stock Exchange. See “Report of the Audit Committee” below.
Compensation Committee
      The Compensation Committee of the Company’s Board of Directors consists of Messrs. Bailey, Eaves and Gould. The Compensation Committee’s function is to review and recommend to the Board of Directors appropriate executive compensation policy and compensation of the Company’s directors and officers. The Compensation Committee also reviews and makes recommendations with respect to executive and employee benefit plans and programs. See “Report of the Compensation Committee” below. The Compensation Committee met five times during the Company’s 2005 fiscal year.
Nominating and Corporate Governance Committee
      The Nominating and Corporate Governance Committee of the Company’s Board of Directors consists of Messrs. Aloian, Eaves and Osnos. The Nominating and Corporate Governance Committee met two times during the Company’s 2005 fiscal year. The responsibilities of the Nominating and Corporate Governance Committee include assessing Board membership needs and identifying, screening, recruiting, and presenting director candidates to the Board, implementing policies regarding corporate governance matters, making recommendations regarding committee memberships and evaluation of the Board and management.
      The Board of Directors has adopted Corporate Governance Guidelines. The guidelines are available at www.eastgroup.net under “About Us.” Under the guidelines, the Nominating and Corporate Governance Committee will take into account stockholder input with respect to processes and criteria for director selection; as such, stockholders may influence the composition of the Board. Under this principle, the Nominating and Corporate Governance Committee will consider written recommendations for potential nominees suggested by stockholders. Any such person will be evaluated in the same manner as any other potential nominee for director.

Any suggestion for a nominee for director by a stockholder should be sent to the Company’s Secretary at 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi 39201, within the time periods set forth under “Stockholder Proposals for the 2007 Annual Meeting of Stockholders.”
      In identifying suitable candidates for nomination as a director, the Nominating and Corporate Governance Committee will consider the needs of the Board and the range of skills and characteristics required for effective functioning of the Board. In evaluating such skills and characteristics, the Nominating and Corporate Governance Committee may take into consideration such factors as it deems appropriate, including those included in the Corporate Governance Guidelines. The Nominating and Corporate Governance Committee will consider nominees suggested by incumbent Board members, management, stockholders and, in certain circumstances, outside search firms.
Board Attendance at Meetings
      The Board of Directors held five meetings during the Company’s 2005 fiscal year. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and meetings held by all committees of the Board of Directors on which he or she served. The Company’s Corporate Governance Guidelines provide that all directors are expected to regularly attend all meetings of the Board and the Board committees on which he or she serves. In addition, each director is expected to attend the Annual Meeting of Stockholders. In 2005, the Annual Meeting of Stockholders was attended by three of the directors.
Stockholder Communication With the Board
      The Board of Directors has appointed David M. Osnos as “Lead Independent Director.” In that capacity, he presides over the meetings of the non-management directors of the Company. Stockholders and other parties interested in communicating directly with the Lead Independent Director or with the non-management directors as a group may do so by writing to David M. Osnos, Lead Independent Director, EastGroup Properties, Inc., 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi 39201. Correspondence so addressed will be forwarded directly to Mr. Osnos.
Report of the Audit Committee
      The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically incorporates this Report by reference therein.
      The Audit Committee of the Company is composed of three directors, each of whom meets the current independence and experience requirements of the NYSE and the SEC. The Audit Committee operates under a written charter which was amended and restated on March 15, 2005. A complete copy of the Audit Committee charter is available on the Company’s website at www.eastgroup.net. The Board has determined that D. Pike Aloian and Mary E. McCormick are “Audit Committee financial experts” as defined in the current rules of the SEC.
      Management is primarily responsible for the Company’s financial statements and reporting process. The Company’s independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of the Company’s financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”) and for issuing a report on those statements. The Audit Committee oversees the financial reporting process on behalf of the Board. It is not the duty or the responsibility of the Audit Committee to conduct auditing or accounting reviews or related procedures.
      The Audit Committee meets at least quarterly and at such other times as it deems necessary or appropriate to carry out its responsibilities. Those meetings include, whenever appropriate, executive sessions with KPMG without management being present. The Committee met 13 times during 2005, including three executive sessions with KPMG. In the course of fulfilling its oversight responsibilities, the Committee met with both management and KPMG to review and discuss all annual financial statements and quarterly operating results prior to their issuance. Management advised the Audit Committee that all financial statements were prepared in accordance with GAAP. The Audit Committee also discussed with KPMG matters required to be discussed, pursuant to Statement on Auditing Standards No. 61, Communication with Audit Committees, including the reasonableness of judgments and the clarity and completeness of financial disclosures. In addition, the Audit Committee discussed with KPMG matters relating to its independence and has received from KPMG the written disclosures and letter required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.
      On the basis of the reviews and discussions the Committee has had with KPMG and management, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the SEC.

Submitted by:

THE AUDIT COMMITTEE

David M. Osnos, Chair

D. Pike Aloian
Mary E. McCormick
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
Report of the Compensation Committee
      The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically incorporates this Report by reference therein.
      Each member of the Compensation Committee is independent, as determined by the Company’s Board of Directors and based on the NYSE listing standards.
      The Compensation Committee is responsible for acting on behalf of the Board with respect to (i) general compensation and benefits practices, (ii) review and approval of salaries and other compensation actions for the Company’s executive officers, including the Chief Executive Officer, and certain of the Company’s other senior officers (the “Named Officers”), and (iii) adopting, administering and approving awards under annual and long-term incentive compensation plans. A more complete description of the Committee’s functions is set forth in the Committee’s charter, which is published on the Company’s website at www.eastgroup.net.

Compensation Philosophy
      The Compensation Committee believes that base compensation to each executive officer of the Company should be commensurate with salary levels for other real estate companies and the officer’s level of responsibility. The Compensation Committee has determined that the primary goals of the Company’s compensation policies should be as follows:

•	To strengthen the mutuality of interest between management and stockholders through the use of incentive compensation directly related to short-term and long-term corporate performance and through the use of the stock-based incentives that result in increased common stock ownership by executive officers. The Committee measures short-term and long-term corporate performance based on the achievement of specific operating and financial objectives, including total stockholder return and funds from operations (“FFO”) per share.

•	To provide total compensation opportunities for executive officers which are competitive with those provided to persons in similar positions with which the Company competes for employees.
Compensation Program
      The Compensation Committee, with the help of a compensation consultant, conducted studies of the compensation policies of comparable companies and also the unique attributes of the Company, its executives and its stockholders. The executive compensation program has four components:

•	Base salary

•	Annual cash bonus

•	Annual long-term incentive

•	Multi-year long-term incentive
      Base Salary. Base salaries for executive officers are based on an overall assessment of the executive’s responsibilities and contribution to the Company. Base salaries are reviewed annually.
      Annual Cash Bonus. The amount of the annual cash bonus is based upon the amount of the Company’s FFO per share compared to “threshold,” “target” and “high” FFO goals set by the Compensation Committee and a bonus payment objective for each officer. The Compensation Committee determined the FFO goals for different levels of bonus payments after an analysis of the Company’s internally prepared estimate of FFO for 2005 and the estimates of 2005 FFO prepared by independent securities analysts who follow the Company. The Compensation Committee believed that the achievement of the target FFO goal or more would benefit the Company’s stockholders, and that the executive officers should be rewarded for the benefit to stockholders. The Company’s 2005 FFO met the target FFO goal set by the Compensation Committee. Accordingly, the bonus payments set forth in the Summary Compensation Table were paid to the Named Officers.
      Annual Long-Term Incentive. The Compensation Committee believes that a payment of annual long-term incentive compensation in the form of restricted stock awards further aligns the interest of the Company and its stockholders by giving the executive officers a greater equity interest in the Company. The Compensation Committee established “threshold,” “target” and “high” performance goals for the payment of annual long-term compensation based on the Company’s (i) FFO growth as compared to the FFO growth of peer companies and (ii) absolute FFO growth. The Company exceeded the “high” performance goals for both the absolute and relative performance criteria and the Compensation Committee granted annual long-term incentive awards to the

Named Officers as disclosed in the footnotes to the Summary Compensation Table. These awards were made in the form of restricted stock grants that vest one-third each on the date of grant, January 1, 2007 and January 1, 2008.
      Multi-Year Long-Term Incentive. In 2003, the Compensation Committee established a multi-year incentive compensation program for executive officers consisting of a three year performance period followed by a three year vesting period. Under the program, each executive officer was eligible to receive a restricted stock award based upon the Company’s average annual total return to stockholders for the three-year period ended December 31, 2005 and that vests one-third each over the next three years on December 31, 2006, 2007 and 2008. At the beginning of the program, the Committee set performance goals based upon the Company’s average annual total return to stockholders with one-half of each restricted stock award based on the Company’s absolute total return performance during the three-year period ending December 31, 2005 and one-half based on the Company’s total return performance relative to a peer group of real estate investment trusts for such period. For the three-year period ended December 31, 2005, the Company’s average annual total return to stockholders was 28.1%, which exceeded both the absolute and relative target performance criteria set by the Compensation Committee. As disclosed in the footnotes to the Summary Compensation Table, the Compensation Committee awarded equity grants under this multi-year program to the Named Officers totaling 74,413 shares.
CEO Compensation
      The Compensation Committee considered a number of factors in setting the base compensation of Mr. Hoster, the Company’s Chief Executive Officer, the most important of which were the success of the Company’s strategy of acquiring, developing and operating industrial properties, Mr. Hoster’s importance in delineating and implementing the Company’s strategies, and the level of compensation paid to the chief executive officers of other real estate companies of comparable size. In determining Mr. Hoster’s 2005 annual cash bonus, annual long-term incentive compensation and multi-year long-term incentive compensation, the Compensation Committee reviewed the Company’s financial performance relative to comparable REITs, the Company’s overall performance and Mr. Hoster’s individual performance. The Compensation Committee reviewed all compensation paid to Mr. Hoster, and, based upon all relevant factors, the Compensation Committee believes that Mr. Hoster’s total compensation is reasonable.

Compensation Deductibility Policy
      Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to the Company’s CEO and to each of the other four highest paid executive officers, unless the compensation is performance based and satisfies other conditions. The Compensation Committee’s policy is to maximize the deductibility of compensation but does not preclude awards or payments that are not fully deductible if, in the Committee’s judgment, such awards and payments are necessary to achieve the Company’s compensation objectives and to protect shareholder interests.

THE COMPENSATION COMMITTEE

Hayden C. Eaves III, Chair
H.C. Bailey, Jr.
Fredric H. Gould

Executive Officers
      The following provides certain information regarding the executive officers of the Company. Each individual’s name and position with the Company is indicated. In addition, the principal occupation and business experience for the past five years is provided for each officer and, unless otherwise stated, each person has held the position indicated for at least the past five years. There are no family relationships between any of the directors or executive officers of the Company.
      Leland R. Speed, age 73 — Mr. Speed has served as the Chairman of the Board of the Company since 1983 and a Director since 1978. He is also Chairman of the Board of Parkway Properties, Inc. He served as Chief Executive Officer of the Company and Parkway Properties, Inc. until 1997. Mr. Speed is not involved in the operation of the business of either company on a day-to-day basis. Since January 2004, Mr. Speed has served as the Executive Director of the Mississippi Development Authority, the State of Mississippi’s lead economic development agency.
      David H. Hoster II, age 60 — Mr. Hoster is the Chief Executive Officer of the Company and has served in that capacity since 1997. He has served as President of the Company and as a Director since 1993.
      N. Keith McKey, age 55 — Mr. McKey has served as the Company’s Executive Vice President since 1993, Chief Financial Officer and Secretary since 1992 and Treasurer since 1997.
      William D. Petsas, age 48 — Mr. Petsas has been a Senior Vice President of the Company since 2000. From 1994 until 2000, he was a Vice President of ProLogis (an industrial real estate investment trust).
      C. Bruce Corkern, age 44 — Mr. Corkern has served as Chief Accounting Officer, Senior Vice President and Controller of the Company since 2000. From 1990 until 2000, he was the Vice President of Finance of Time Warner Cable (Jackson/ Monroe Division).
      John F. Coleman, age 46 — Mr. Coleman has been a Senior Vice President of the Company since 2001. From 1999 until 2001, he was a Senior Vice President of Duke Realty Corporation (an industrial/office real estate investment trust).
      Brent W. Wood, age 36 — Mr. Wood has been a Senior Vice President of the Company since 2003. He was a Vice President of the Company from 2000 to 2003, a Senior Asset Manager of the Company from 1997 to 1999 and Assistant Controller from 1996 to 1997.

Executive Compensation
      The following table summarizes the compensation awarded, earned by, or paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company (the “Named Officers”) during the last three fiscal years.

				Long-Term Compensation

		Annual Compensation				Multi-Year
Name and				Annual Restricted		Restricted Stock		All Other
Principal Position	Year	Salary	Bonus	Stock Awards (1)		Awards (1)		Compensation (6)

David H. Hoster II	2005	$380,000	$273,478	$456,223	(2)	$1,202,143	(3)	$18,530
President and Chief	2004	365,000	296,000	384,000	(4)	—		18,556
Executive Officer	2003	335,000	247,000	222,600	(5)	—		15,806

N. Keith McKey	2005	$260,000	$150,000	$319,953	(2)	$852,260	(3)	$16,724
Executive Vice President,	2004	250,000	164,000	269,000	(4)	—		17,716
Chief Financial Officer,	2003	215,000	125,000	157,800	(5)	—		14,966
Treasurer and Secretary

John F. Coleman	2005	$225,000	$64,500	$210,489	(2)	$555,151	(3)	$16,388
Senior Vice President	2004	215,000	68,000	177,000	(4)	—		17,622
	2003	200,000	57,000	101,100	(5)	—		16,420

William D. Petsas	2005	$225,000	$64,500	$210,489	(2)	$555,151	(3)	$16,388
Senior Vice President	2004	215,000	69,000	177,000	(4)	—		17,380
	2003	200,000	58,500	101,100	(5)	—		16,630

Brent W. Wood	2005	$170,000	$42,000	$127,739	(2)	$351,049	(3)	$16,136
Senior Vice President	2004	140,000	44,000	108,000	(4)	—		15,673
	2003	125,000	30,000	—		—		13,250

(1)	The restricted stock awards set forth in the table is the dollar amount valued at the time of grant. Dividends are paid on the shares of restricted stock at the same rate as on all other shares of the Company’s Common Stock. See “Year-End Restricted Stock Holdings” below for information regarding the number and value of the Named Officers’ aggregate restricted stock holdings as of December 31, 2005.

(2)	The amounts shown represent shares of restricted stock awarded on March 10, 2006 as part of 2005 compensation under the Company’s 2004 Equity Incentive Plan. The restricted stock vests one-third on the date of grant, one-third on January 1, 2007 and one-third on January 1, 2008 provided that the grantee remains employed by the Company. The number of shares of restricted stock awarded were as follows: Mr. Hoster 9,786; Mr. McKey 6,863; Mr. Coleman 4,515; Mr. Petsas 4,515; and Mr. Wood 2,740.

(3)	The amounts shown represent shares of restricted stock awarded on March 10, 2006 in connection with the multi-year incentive compensation program established by the Company’s Compensation Committee in 2003 consisting of a three year performance period followed by a three year vesting period. Under the program, each executive officer was eligible to receive a restricted stock award based upon the Company’s average annual total return to stockholders for the three-year period ended December 31, 2005 with one-half of each restricted stock award based on the Company’s absolute total return performance during the three-year period ending December 31, 2005 and one-half based on the Company’s total return performance relative to a peer group of real estate investment trusts for such period. For the three-year period ended December 31, 2005, the Company’s average annual total return to stockholders was 28.1%, which exceeded both the absolute and relative target performance criteria set by the Compensation Committee. The restricted stock vests one-third each on December 31, 2006, 2007 and 2008 provided that the grantee remains employed by the Company.

The number of shares of restricted stock awarded were as follows: Mr. Hoster 25,786; Mr. McKey 18,281; Mr. Coleman 11,908; Mr. Petsas 11,908; and Mr. Wood 7,530.

(4)	The amounts shown represent shares of restricted stock awarded on March 14, 2005 as part of 2004 compensation under the Company’s 2004 Equity Incentive Plan. The restricted stock vests one-third on the date of grant, one-third on January 1, 2006 and one-third on January 1, 2007 provided that the grantee remains employed by the Company. The number of shares of restricted stock awarded were as follows: Mr. Hoster 10,130; Mr. McKey 7,103; Mr. Coleman 4,663; Mr. Petsas 4,663; and Mr. Wood 2,841.

(5)	The amounts shown represent shares of restricted stock awarded on March 17, 2004 as part of 2003 compensation under the Company’s 1994 Management Incentive Plan. The restricted stock vested one-third on the date of grant, one-third on January 1, 2005 and one-third on January 1, 2006. The number of shares of restricted stock awarded were as follows: Mr. Hoster 6,471; Mr. McKey 4,587; Mr. Coleman 2,940; and Mr. Petsas 2,940.

(6)	This is the Company’s discretionary contribution and matching contribution to its 401(k) Plan for the Named Officer’s benefit and the amount of premium paid by the Company for group term life insurance on the Named Officer’s life.
Year-End Restricted Stock Holdings
      The following table sets forth the number and value as of December 31, 2005 of the unvested shares of restricted stock held by each of the Named Officers. This table does not take into account any restricted stock that was awarded and/or vested subsequent to that date. The value is based on the closing price on the NYSE of $45.16 per share on December 31, 2005:

	Number of Shares of	Value of Unvested
	Unvested Restricted Stock	Restricted Stock at
	at December 31, 2005	December 31, 2005

David H. Hoster II	42,510	$1,919,752
President and Chief
Executive Officer

N. Keith McKey	30,264	$1,366,722
Executive Vice President,
Chief Financial Officer,
Treasurer and Secretary

John F. Coleman	16,089	$726,579
Senior Vice President

William D. Petsas	16,089	$726,579
Senior Vice President

Brent W. Wood	5,894	$266,173
Senior Vice President

Option Grants
      No options were granted to the Named Officers during the year ended December 31, 2005.
Option Exercises and Year-End Values
      No options were exercised by Mr. McKey during 2005. The following table shows the value realized by Messrs. Hoster, Coleman, Petsas and Wood upon the exercise of options, and the year-end value of unexercised in-the-money options held by the Named Officers at the fiscal year-end. Year-end values are based upon the closing price of shares of Common Stock on the New York Stock Exchange, Inc. on December 31, 2005 ($45.16).
Aggregated Option Exercises in Last Fiscal Year
and Year-End Option Values

				Value of Unexercised
	Shares		Number of Unexercised	In-The-Money
	Acquired	Value	Options at	Options at
	on Exercise	Realized	December 31, 2005(1)	December 31, 2005

David H. Hoster II	12,000	$326,909	109,605	$2,670,000
President and Chief
Executive Officer

N. Keith McKey	N/A	N/A	0	$0
Executive Vice President,
Chief Financial Officer,
Treasurer and Secretary

John F. Coleman	2,000	$39,551	4,000	$88,440
Senior Vice President

William D. Petsas	2,000	$42,305	0	$0
Senior Vice President

Brent W. Wood	3,000	$55,768	5,000	$123,925
Senior Vice President

(1)	These options represent options granted to the Named Officer under the 1994 Management Incentive Plan. All of these options are currently exercisable.
Change in Control Agreements
      The Company is a party to a Change in Control Agreement with each of Messrs. Hoster, McKey, Coleman, Petsas, Corkern and Wood (the “Executives”). These agreements provide that, if an Executive is terminated or leaves the Company’s employment for certain reasons during the 36-month period with respect to Messrs. Hoster and McKey and the 18-month period with respect to Messrs. Coleman, Petsas, Corkern and Wood, following a Change in Control, the Company will pay the Executive a lump sum benefit of 2.99 times in the cases of Messrs. Hoster and McKey and 1.5 times in the cases of Messrs. Coleman, Petsas, Corkern and Wood, the average of the Executive’s salary and accrued bonus for the three calendar years that ended immediately before (or coincident with) the Change in Control (the “Average Annual Compensation”). The Change in Control Agreement also gives the Executive the ability to leave the employment of the Company at any time during the six-month period following a Change in Control, in which case the Executive will receive severance payments from the Company for a period of 36 months in the cases of Messrs. Hoster and McKey and 18 months in the cases of Messrs. Coleman, Petsas, Corkern and Wood equal to one-twelfth of the Executive’s Average Annual Compensation; provided that, if the Executive receives any remuneration in the form of wages, salary or consulting fees from another employer or income from self-employment during the 36-month (in the cases of Messrs. Hoster and McKey) or 18-month (in the cases of Messrs. Coleman, Petsas, Corkern and Wood) severance pay period, the Company’s obligation under this sentence shall be reduced by one-half of the amount of such remuneration. Change in Control is defined in such agreement as (i) any change in control of a nature that would be required to be reported under the Exchange Act proxy rules; (ii) any person acquiring beneficial ownership of securities representing 30 percent or more of the combined voting power of the Company’s outstanding securities; (iii) certain changes in the Company’s Board of Directors; (iv) certain mergers; or (v) the approval of a plan of liquidation by the Company.
Compensation of Directors
      No officer of the Company receives or will receive any compensation for serving the Company as a member of the Board of Directors or any of its committees. The Company’s non-employee directors received the following aggregate amounts of compensation for the year ended December 31, 2005:

	Annual	Meeting	Other	Total
Director	Retainer (1)	Fees (2)	Compensation (3)	Compensation

D. Pike Aloian	$27,248	$18,000	$12,500	$57,748

H.C. Bailey, Jr.	$24,998	$17,000	$12,500	$54,498

Hayden C. Eaves III	$28,748	$13,000	$12,500	$54,248

Fredric H. Gould	$23,748	$12,000	$12,500	$48,248

Mary E. McCormick(4)	$12,498	$12,000	$32,500	$56,998

David M. Osnos	$34,748	$21,000	$12,500	$68,248

(1)	Effective June 2, 2005, the retainers include (i) an annual fee retainer of $25,000 for each Board member payable on a monthly basis; (ii) an Audit Committee chair annual retainer of $7,500; (iii) a Compensation Committee chair annual retainer of $5,000;(iv) a Nominating and Corporate Governance Committee chair annual retainer of $3,500; and (v) a Lead Independent Director annual retainer of $3,500.

(2)	Effective June 2, 2005, Board meeting fees are $1,500 per meeting and Committee meeting fees are $1,000 per meeting.

(3)	Non-employee directors receive an annual award in connection with their election to the Board consisting of $2,500 payable in cash plus shares of the Company’s Common Stock with a value of $10,000. A non-employee director who is appointed to the Board outside of the annual meeting of stockholders receives a pro rated amount of the $12,500 annual award payable in cash. Additionally, each new non-employee director appointed or elected receives an automatic award of restricted shares of the Company’s Common Stock on the effective date of his or her election or appointment equal to $20,000 divided by the fair market value of the Company’s Common Stock on such date.

(4)	Ms. McCormick was appointed to the Board on June 2, 2005.
Compensation Committee Interlocks
      As noted above, the Compensation Committee is comprised of three independent Directors: Messrs. Bailey, Eaves and Gould. No member of the Compensation Committee is or was formerly an officer or an employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors, nor has such interlocking relationship existed in the past.
Performance Graph
      The following graph compares, over the five years ended December 31, 2005, the cumulative total shareholder return on the Company’s Common Stock with the cumulative total return of the Standard & Poor’s 500 Index (“S&P 500”) and the Equity REIT Index prepared by the National Association of Real Estate Investment Trusts (“NAREIT Equity”).

	Fiscal years ended December 31,

	2000	2001	2002	2003	2004	2005
The Company	100.00	111.50	132.63	180.15	225.13	277.81
S&P 500	100.00	88.11	68.64	88.33	97.94	102.75
NAREIT Equity	100.00	113.93	118.29	162.21	213.43	239.39

*	Assumes that the value of the investment in shares of the Company’s Common Stock and each index was $100 on December 31, 2000 and that all dividends were reinvested.

Equity Compensation Plan Information
      The following table summarizes information, as of December 31, 2005, relating to equity compensation plans of the Company pursuant to which grants of options, restricted stock or other rights to acquire shares may be granted from time to time.

Number of securities
	Number of securities		remaining available for
	to be issued upon	Weighted-average	future issuance under
	exercise of outstanding	exercise price of	equity compensation
	options, warrants	outstanding options,	plans (excluding securities
	and rights	warrants and rights	reflected in column (a))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders	304,825	$20.289	1,913,891

Equity compensation plans not approved by security holders	—	—	—

Total	304,825	$20.289	1,913,891

OWNERSHIP OF COMPANY STOCK
Security Ownership of Certain Beneficial Owners
      To the best of the Company’s knowledge, no person or group (as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) beneficially owned, as of April 13, 2006, more than five percent of the shares of Common Stock outstanding, except as set forth in the following table.

	Amount of		Percent of
	Common Stock		Common
Name and Address of Beneficial Owner	Beneficially Owned		Stock (1)

T. Rowe Price Associates, Inc.	2,224,550	(2)	10.0%
100 East Pratt Street
Baltimore, Maryland 21202

Barclays Global Investors, NA	1,232,265	(3)	5.6%
Barclays Global Fund Advisors
45 Fremont Street
San Francisco, California 94105

Neuberger Berman, Inc.	1,177,624	(4)	5.3%
605 Third Avenue
New York, New York 10158

The Vanguard Group, Inc.	1,122,732	(5)	5.1%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355

(1)	Based on the number of shares of Common Stock outstanding as of April 13, 2006 which was 22,171,793 shares of Common Stock.

(2)	Based upon an amended Statement on Schedule 13G filed with the SEC on April 10, 2006 by T. Rowe Price Associates, Inc. (“Price Associates”). These shares of Common Stock are owned by various individual and institutional investors which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3)	Based upon a Statement on Schedule 13G filed with the SEC on January 26, 2006 that indicated that Barclays Global Investors, NA has sole voting power with respect to 578,413 shares of Common Stock and sole dispositive power with respect to 684,774 shares of Common Stock, and Barclays Global Fund Advisors has sole voting power with respect to 544,182 shares of Common Stock and sole dispositive power with respect to 547,491 shares of Common Stock.

(4)	Based upon an amended Statement on Schedule 13G filed with the SEC on February 21, 2006 that indicated that Neuberger Berman, Inc. has sole voting power with respect to 10,595 shares of Common Stock, shared voting power with respect to 1,162,729 shares of Common Stock, and shared dispositive power with respect to 1,177,624 shares of Common Stock. Neuberger Berman, Inc. owns 100% of both Neuberger Berman, LLC and Neuberger Berman Management Inc., which serve as a sub-adviser and investment manager, respectively, of Neuberger Berman’s various Mutual Funds.

(5)	Based upon a Statement on Schedule 13G filed with the SEC on February 13, 2006 that indicated that The Vanguard Group has sole dispositive power with respect to 1,122,732 shares of Common Stock and Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of and directs the voting of 26,853 shares of the Company as a result of its serving as investment manager of collective trust accounts.
Security Ownership of Management and Directors
      The following table sets forth certain information available to the Company with respect to shares of Common Stock owned by each director, each nominee for director, each executive officer and all directors, nominees and executive officers as a group, as of April 13, 2006:

	Amount and Nature of Beneficial Ownership

			Unvested		Total
			Restricted	Exercisable	Beneficial	Percent of
Name	Common Stock		Stock	Options	Ownership	Class(1)

D. Pike Aloian	5,240	(2)	-0-	9,000	14,240	*

H.C. Bailey, Jr.	19,592	(3)	-0-	15,750	35,342	*

Hayden C. Eaves III	9,890	(4)	-0-	11,000	20,890	*

Fredric H. Gould	23,490	(5)	-0-	-0-	23,490	*

Mary E. McCormick	297		481	-0-	778	*

David M. Osnos	22,890		-0-	15,750	38,640	*

Leland R. Speed	182,942	(6)	-0-	104,500	287,442	1.3%

David H. Hoster II	147,702	(7)	69,286	94,186	311,174	1.4%

N. Keith McKey	74,295		49,223	-0-	123,518	*

John F. Coleman	17,752		28,473	2,000	48,225	*

C. Bruce Corkern	10,185	(8)	22,545	3,000	35,730	*

William D. Petsas	22,553		28,473	-0-	51,026	*

Brent W. Wood	7,562		14,304	2,500	24,366	*

All directors, nominees and executive officers as a group	544,390	(9)	212,785	257,686	1,014,861	4.5%

*	Less than 1.0%.

(1)	Based on the number of shares of Common Stock outstanding as of April 13, 2006 which was 22,171,793 shares of Common Stock.

(2)	Does not include 2,500 shares of Common Stock beneficially owned by Mr. Aloian’s spouse, as to which he disclaims beneficial ownership.

(3)	Includes (i) 5,248 shares of Common Stock owned by H.C. Bailey Company, a company of which Mr. Bailey is Chairman and President; (ii) 3,736 shares of Common Stock owned by Retsub Partners, L.P., a limited partnership of which Mr. Bailey is a limited partner; (iii) 2,116 shares of Common Stock owned by Curtis Partners, L.P., a limited partnership of which Mr. Bailey is President; and (iv) 2,116 shares of Common Stock owned by CJB Partners, L.P., a limited partnership of which Mr. Bailey is Vice President.

(4)	Includes (i) 6,150 shares of Common Stock owned by Mr. Eaves and his spouse as co-trustees for the Eaves Living Trust; (ii) 1,000 shares of Common Stock owned by a family foundation of which Mr. Eaves is President; and (iii) 500 shares of Common Stock owned by Mr. Eaves as trustee.

(5)	Includes 4,500 shares of Common Stock owned by a limited partnership of which Mr. Gould is a general partner and an executive officer and sole shareholder of the managing general partner (Mr. Gould has shared voting and dispositive control over these shares). Mr. Gould disclaims beneficial ownership as to the 4,500 shares of Common Stock owned by the limited partnership.

(6)	Does not include 27,288 shares of Common Stock beneficially owned by Mr. Speed’s spouse, as to which he disclaims beneficial ownership.

(7)	Does not include 4,680 shares of Common Stock beneficially owned by Mr. Hoster’s wife and daughters, as to which he disclaims beneficial ownership.

(8)	Includes 1,000 shares owned by Mr. Corkern’s children.

(9)	See footnotes (2) through (8).
Ownership Guidelines for Directors and Officers
      In order to enhance the alignment of the interests of the directors and management with stockholders, the Company has instituted ownership guidelines for directors and officers. Each director who has served for at least three years should own 1,000 shares of Common Stock. Within five years of their election as an officer or by May 27, 2009 (whichever is later), officers of the Company are required to own shares of Common Stock having a market value equal to or greater than the following multiples of their base salary: 1) President and Chief Executive Officer: five times annual base salary; 2) Executive Vice President: three times annual base salary; 3) Senior Vice Presidents: two times annual base salary; and 4) Vice Presidents: one time annual base salary.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Exchange Act requires that directors, officers and more than 10 percent stockholders of the Company file reports with the SEC to report a change in ownership within two business days following the day on which the transaction occurs. During 2005, no officer or director of the Company was late in filing a report under Section 16(a).
OTHER MATTERS
      The management of the Company does not know of any other matters to come before the Annual Meeting. However, if any other matters come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      KPMG LLP served as the independent registered public accounting firm for the Company for the fiscal year ended December 31, 2005. A representative of KPMG LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions. The Audit Committee has not selected the Company’s independent registered public accounting firm for the year ending December 31, 2006, but intends to do so after the date of this Proxy Statement.

      The following table shows the fees paid or accrued by the Company for the audit and other services provided by KPMG LLP for fiscal years 2005 and 2004.

	2005	2004

Audit Fees(1)	$405,500	$507,100

Audit-Related Fees(2)	21,900	8,500

Tax Fees(3)	69,635	74,300

All Other Fees	—	—

Total	$497,035	$589,900

(1)	Audit fees include amounts related to professional services rendered in connection with the audits of our annual financial statements and reviews of our quarterly financial statements, the audit of internal control over financial reporting and other services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees consisted of accounting consultations and research.

(3)	Tax fees principally included fees for tax compliance, tax advice and tax planning.
      The Audit Committee of the Board has adopted policies and procedures providing for the pre-approval of audit and non-audit services performed by the Company’s independent auditor. Pre-approval may be given as part of the Audit Committee’s approval on the engagement of the independent auditor or on an individual case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to the Audit Committee chairman, but the decision is subsequently reported to the full Audit Committee.
      The Audit Committee has considered whether provision of the non-audit related services described above is compatible with maintaining the independent accountants’ independence and has determined that those services have not adversely affected KPMG LLP’s independence.
STOCKHOLDER PROPOSALS FOR THE
2007 ANNUAL MEETING OF STOCKHOLDERS
Proposals for the Company’s Proxy Material
      Any Company stockholder who wishes to submit a proposal for presentation at the Company’s 2007 Annual Meeting of Stockholders must submit such proposal to the Company at its office at 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi 39201, Attention: Secretary, no later than December 30, 2006, in order to be considered for inclusion, if appropriate, in the Company’s proxy statement and form of proxy relating to its 2007 Annual Meeting of Stockholders.
Proposals to be Introduced at the Annual Meeting but not Intended to be Included in the Company’s Proxy Material
      For any stockholder proposal to be presented in connection with the 2007 Annual Meeting of Stockholders, including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Company, a stockholder must give timely written notice thereof in writing to the Secretary of the Company in compliance with the advance notice and eligibility requirements contained in the Company’s Bylaws. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Company not less than 60 days and not more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must contain specified information about each nominee or the proposed business and the stockholder making the nomination or proposal.
      In the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Company at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.
      Based upon an anticipated meeting date of May 31, 2007 for the 2007 Annual Meeting of Stockholders, a qualified stockholder intending to introduce a proposal or nominate a director at the 2007 Annual Meeting of Stockholders should give written notice to the Company’s Secretary not later than April 2, 2007 and not earlier than March 2, 2007.
      The advance notice provisions in the Company’s Bylaws also provide that, in the case of a special meeting of stockholders called for the purpose of electing one or more directors, a stockholder may nominate a person or persons (as the case may be) for election to such position if the stockholder’s notice is delivered to the Secretary at the principal executive offices of the Company not earlier than the 90th day prior to the special meeting and not later than the close of business on the later of the 60th day prior to the special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.
      The specific requirements of these advance notice and eligibility provisions are set forth in Article II, Section 12 of the Company’s Bylaws, a copy of which is available upon request.
      Such requests and any stockholder proposals should be sent to the Secretary of the Company at 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi 39201.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ N. Keith McKey
N. Keith McKey
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

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EastGroup Properties, Inc.

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☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the matter indicated in 1 below. You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote your shares unless you sign and return this card. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.
A Election of Directors
1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold

01 — D. Pike Aloian	☐	☐	05 — David H. Hoster II	☐	☐

02 — H. C. Bailey, Jr.	☐	☐	06 — Mary E. McCormick	☐	☐

03 — Hayden C. Eaves, III	☐	☐	07 — David M. Osnos	☐	☐

04 — Fredric H. Gould	☐	☐	08 — Leland R. Speed	☐	☐
B Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
PLEASE SIGN EXACTLY AS NAME(S) APPEAR ON STOCK CERTIFICATE(S). A corporation is requested to sign its name by its President or other authorized officer, with the office held so designated. A partnership should sign in the partnership name by an authorized person. Executors, trustees, administrators, etc. are requested to indicate the capacity in which they are signing. JOINT TENANTS SHOULD BOTH SIGN.
YOUR VOTE IS IMPORTANT!
PLEASE SIGN, DATE AND RETURN THIS PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.

Signature 1 — Please keep signature within the box

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Signature 2 — Please keep signature within the box

1 U P X
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Proxy — EastGroup Properties, Inc.

300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi 39201
This Proxy is Solicited on Behalf of the Board of Directors
The undersigned hereby appoints DAVID H. HOSTER II and N. KEITH McKEY, or either of them, Proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote all shares of common stock, $0.0001 par value per share, of EastGroup Properties, Inc. (the “Company”), which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at the Company’s offices, 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi, on Thursday, May 31, 2006, at 9:00 a.m., Jackson time, or any adjournment or postponement thereof, and directs that the shares represented by this Proxy shall be voted as indicated on the reverse.
(Continued and to be signed on the reverse side.)
PLEASE SIGN, DATE AND RETURN THIS PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.

EASTGROUP PROPERTIES, INC.
Annual Meeting of Stockholders
May 31, 2006, 9:00 a.m., CDT
CORPORATE OFFICES
300 One Jackson Place
188 East Capitol Street
Jackson, Mississippi